                                                                    EXHIBIT 10.2

                              OFFICE BUILDING LEASE

                                       at

                              1808 WEST END AVENUE

                              Nashville, Tennessee

                                     between

                          KATHRYN ANN PROPERTIES, G.P.

                                    Landlord

                                       and

                          CAPITAL BANK & TRUST COMPANY

                                     Tenant

                                   SUITE: #600

                               COMMENCEMENT DATE:

                                   May 1, 2005

                                EXPIRATION DATE:

                                January 31, 2009

                                      INDEX

                                                                           PAGE
1.    LEASE DATA AND EXHIBITS............................................    1
2.    PREMISES...........................................................    2
3.    COMMENCEMENT AND EXPIRATION DATES..................................    2
4.    RENT...............................................................    3
5.    SECURITY DEPOSIT...................................................    3
6.    USES...............................................................    3
7.    SERVICES AND UTILITIES.............................................    3
8.    COST OF SERVICES AND UTILITIES.....................................    5
9.    REAL PROPERTY TAXES................................................    8
10.   IMPROVEMENTS.......................................................    8
11.   CARE OF PREMISES...................................................    8
12.   ACCEPTANCE OF PREMISES.............................................    9
13.   SPECIAL IMPROVEMENTS...............................................    9
14.   ACCESS.............................................................    9
15.   DAMAGE OR DESTRUCTION..............................................   10
16.   WAIVER OF SUBROGATION..............................................   11
17.   INDEMNIFICATION AND LIABILITY INSURANCE............................   12
18.   ASSIGNMENT AND SUBLETTING..........................................   13
19.   ADVERTISING........................................................   14
20.   LIENS AND INSOLVENCY...............................................   14
21.   DEFAULTS...........................................................   14
22.   PRIORITY...........................................................   15
23.   SURRENDER OF POSSESSION............................................   15
24.   REMOVAL OF PROPERTY................................................   15
25.   NON-WAIVER.........................................................   16
26.   HOLDOVER...........................................................   16
27.   CONDEMNATION.......................................................   16
28.   NOTICES............................................................   17
29.   COSTS AND ATTORNEYS FEES...........................................   17
30.   LANDLORD'S LIABILITY...............................................   17
31.   ESTOPPEL CERTIFICATES..............................................   18
32.   TRANSFER OF LANDLORD'S INTEREST....................................   18
33.   RIGHT TO PERFORM...................................................   18
34.   SUBSTITUTED PREMISES...............................................   19
35.   GENERAL............................................................   19
36.   LANDLORD'S REPRESENTATIONS, WARRANTIES AND COVENANTS...............   22
37.   LANDLORD'S DEFAULT.................................................   22
38.   LIMITATION OF FINANCIAL SERVICES TENANTS...........................   23
39.   NONDISCRIMINATION AGAINST TENANT...................................   23
40.   FDIC REQUIREMENTS..................................................   23

                                 LEASE AGREEMENT

                              1808 WEST END AVENUE

THIS LEASE AGREEMENT ("Lease") made this ___ day of February, 2005, between KATHRYN ANN PROPERTIES, G.P., a Tennessee general partnership ("Landlord"), and CAPITAL BANK & TRUST COMPANY, a Tennessee _______________ ("Tenant").

As parties hereto, Landlord and Tenant agree that the following terms as used herein shall have the meanings provided in this Section 1, unless otherwise specifically modified by provisions of this Lease:

1.    LEASE DATA AND EXHIBITS.

      1.1 Office Building. (Building), known as the 1808 West End Office Building situated at 1805 West End Avenue, Nashville, Tennessee, 37203 ("Land"); consisting of a multi-story office building, containing a total of approximately 99,525 rentable square feet.

      1.2 Premises. Consisting of that area of the Building on the sixth floor and known as Suite 600 as outlined in Exhibit B.

      1.3 Agreed Areas. As used in this Lease, Landlord and Tenant agree to the following areas and percentage:

Total rentable area of the Building -             99,525 s.f.
Area of Tenant's Premises.                          8029 s.f.
Tenant prorated share of common area               1,044 s.f.
Tenant total rentable area -                       9,073 s.f.
Tenant percentage of the Building                   9.12 %

      1.4 Leasehold- Improvements. Landlord shall provide improvements to the space in accordance with Exhibit D of this Lease Agreement.

      1.5 Lease Commencement Date. May 1, 2005 or - upon substantial completion of the Leasehold improvements, whichever occurs first ("Commencement Date").

      1.6 Expiration Date. Forty Five (45) months after the Commencement Date ("Expiration Date"), estimated to be on or around January 31, 2009.

      1.7 Base Rent. The Base Rent for the Premises shall be $14.50 per rentable square foot per year or $10,963.21 per month from the Commencement Date through the Expiration Date.

      1.8   Notices and Payment Address:

            Tenant:             CAPITAL BANK & TRUST COMPANY
                                1820 West End Avenue
                                Nashville, Tennessee 37203

            With Copy To:       Small, Soper & Oakley, P.C.
                                One Burton Hills Boulevard, Suite 330
                                Nashville, Tennessee 37215
                                ATTN: Daniel W. Small, Esq.
                                Facsimile No. (615) 252-6001

            Landlord:           KATHRYN ANN PROPERTIES, G.P.
                                C/O ProVenture Commercial Real Estate
                                750 Old Hickory Boulevard, Suite 230
                                Brentwood, Tennessee 37027
                                Phone: (615) 377-0909
                                Fax: (615) 377-6921

      1.9   Exhibits: The following exhibits and riders are made a part of this
            Lease:

            Exhibit A - Legal Description
            Exhibit B - Floor Plan of Premises
            Exhibit C - Rules & Regulations
            Exhibit D - Agreement Regarding Tenant improvements

2. PREMISES. Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1.2 hereof and as more particularly shown on Exhibit B attached hereto and incorporated herein. In addition, Tenant shall have, as appurtenant to the Premises and subject to the rules and regulations of Landlord, the right to use the common areas of the building in common with other tenants, such areas to include lobbies, stairways, elevators, lavatories, hallways, sidewalks and parking areas.

3.    COMMENCEMENT AND EXPIRATION DATES.

      3.1 Lease Commencement Date. The Lease Commencement Date shall be the date specified in Section 1.5.

      3.2   Expiration Date. The Lease shall expire on the date specified in
            Section 1.6.

      3.3 Acceptance. Tenant accepts the Premises in "as is" condition, subject to all laws and regulations without representation by Landlord as to condition; except as expressly outlined in Exhibit D and as further specified or required herein, and as follows:

            3.3.1 Landlord will be responsible for the installation of its existing spare twenty-five (25) ton HVAC unit on the sixth floor of the Building, for the benefit of the Tenant.

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            3.3.2 Landlord will be responsible for the cost of renovation of the
                  Premises associated with introduction of the required fresh air to the Premises.

4. RENT. Tenant shall pay Landlord the rental stated in Section 1.7 hereof ("Base Rent") and Additional Rent as provided in Sections 8 and 9 and -any other additional -payments under this Lease upon demand, deduction or offset, payable in lawful money in the United States in advance on or before the first day of each month to Landlord at the address noted in
      Section 1.8 hereof, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent for any partial month at the beginning or end of the Lease term shall be prorated. Should any provision of this Lease provide for an abatement in the payment of Rent by Tenant, it is understood that said provision shall also be applicable to the Tenant's obligation for payment of future Additional Rent, from the effective date of said Rent Abatement until the such time as the Tenant's obligation for payment of Rent resumes.

5.    SECURITY DEPOSIT. THIS-PROVISION HAS BEEN INTENTIONALLY OMITTED.

6. USES. The Premises are to be used only for general office, banking and financial services purpose ("Permitted Used"); and -for no other business or other purposes without the written consent of Landlord. No act shall be-done in or about the Premises that is unlawful or that will increase the existing rate of insurance-on the Building. Tenant shall not commit or allow to be committed any waste upon the Premises or the Building, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. Tenant shall not, without the-written consent of Landlord, use any apparatus, machinery or device in or about the Premises which- will cause any substantial noise or -vibration. If any of Tenant's Office machines and equipment should disturb the quiet enjoyment of any other Tenant- in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance Tenant shall comply with all laws relating to its use or occupancy of the Premises and shall observe-such reasonable rules and regulations as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises and/or the Building, and-for the preservation of good order-therein. Tenant shall not, nor shall Tenant-allow or cause any other person to,. bring onto the Premises, or store, release or discharge- within the Building or on `the Premises any hazardous substances, as such term is given its broadest meaning under state and-federal laws.

7.    SERVICES AND UTILITIES.

      7.1 Duty of Landlord. Landlord shall maintain or cause to be maintained the Premises and the public and common areas of the Building, such as lobbies, elevators, stairs, corridors, and restrooms, in reasonably good order and condition except for damage occasioned by any act or omission of Tenant, or Tenant's guests, employees, or customers, the repair of which damage shall be paid for by-Tenant, except to the extent covered by the proceeds of Tenant's insurance payable directly to Landlord.

7.2 Hours of Service. From 7:00a.m. to 6:00 p.m. on weekdays ("Normal Business Hours") and 7:00 a.m. to 12:00 p.m. on Saturday ("Saturday Morning") (excluding Christmas Day, Thanksgiving Day, New Year's Day, July 4ih and any other holiday which may be chosen at owner's discretion), Landlord shall furnish the Premises with -electricity for lighting and operation of low power Usage of the machines, including normal business - equipment, facsimile machine, dishwasher, refrigerator, l6e maker and microwave oven, water and elevator service, and shall provide heat and- air-conditioning during said hours to ensure proper heat and cooling of the Premises.

7.3 Additional Services. During all other hours, Landlord shall furnish such service except for heat and air-conditioning If requested by Tenant, the Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and Saturday Mornings and the cost of such services shall be at the rate of Fifteen and 00/1 00 ($ 15.00) dollars per hour and (as established by Landlord) shall be paid by Tenant as additional payment, payable as provided-In Section 4.

      Landlord shall also provide light replacement service for landlord-furnished lights, toilet room supplies, window washing at reasonable intervals, snow removal, as necessary, and customary building janitorial service five days per week, Monday through Friday. No janitorial service shall be provided Saturdays, Sundays, or legal holidays. The costs of -any janitorial service or other types of services-provided or caused to be provided -by Landlord to Tenant which are in addition to the services ordinarily provided tenants of the Building shall be paid in the manner provided for payment of Rent in Section 4 of this lease.

7.4 Disclaimer. Landlord shall not be- liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of such services due- to any cause whatsoever, unless due to-Landlord's gross negligence, gross misconduct, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to making of repairs, alterations, or improvements, or due to accident, strike, or conditions or events beyond Landlord's control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder.

7.5 Heat Producing Equipment. Tenant shall not install any equipment or lights in the Premises which will utilize electrical service or generate an amount of heat in excess of that typically used or found in a normal business office use of the Premises with small business machines, except as provided to the contrary in the Special Stipulations. In the event Tenant utilizes electrical current in excess of the amount typically utilized as aforesaid or installs equipment which generates heat in excess of the amount typically found as aforesaid, then the Landlord shall have the right to charge Tenant as additional rent a reasonable sum as reimbursement for the direct costs of -such additional use or service necessary by reason of Tenant's use. In the event of a disagreement as to the reasonableness of that amount of such additional rent, the opinion of a qualified local independent professional engineer selected by Landlord who is neither affiliated with nor an employee of Landlord, shall be binding upon Landlord and Tenant. Landlord acknowledges Tenant's use of computers, telephones and facsimile machines used in the operation of their business are not be considered heat producing equipment and neither the Rent nor the Additional rent shall be increased as a result of the use thereof.

      7.6 Additional Rent. In addition, if applicable, Tenant shall in advance, upon receipt of an itemized billing statement, on the first day of each month during the Lease term, pay Landlord the reasonable amount estimated by Landlord as the cost of furnishing electricity for the operation of such high power usage equipment and for the reasonable amount estimated by Landlord as the cost of operation and maintenance of supplementary air-conditioning units as necessitated by Tenant's use of equipment which generates an undue amount of heat. The Rent stated in Section 1.7 hereof does not include any amount to cover the cost of furnishing electricity or such additional air conditioning for such purposes unless so stated therein and such costs shall be paid by Tenant in the manner provided for payment of Rent in Section 4 of this Lease. In the event Tenant adds high usage equipment not described in Paragraph 7.2, then Landlord shall be entitled to install and operate at Tenant's cost a monitoring metering system in the Premises to measure the added demands on electricity, heating, ventilation, and air-conditioning systems resulting from Tenant's heat generating high power equipment usage, and after-hours service requirements. In the event of non-payment of additional payments due from Tenant or any of the above described additional services, Landlord shall have the same rights with respect to such non-payment as it has with respect to the non-payment of Rent hereunder.

8.    COST OF SERVICES AND UTILITIES.

      8.1 Definitional Terms. In addition to the Rent provided in Section 1.7 of this Lease, Tenant shall pay to Landlord increases under this Paragraph 8 as "Additional Rent". The increases shall be made as provided herein, utilizing the following definitions:

            8.1.1 "Operating Costs" shall include Costs of Utilities and Other
                  Operating Costs.

                  8.1.1.1 "Costs of Utilities" shall mean all expenses paid or incurred by Landlord for electricity, water, gas, sewers, and similar utilities,- including any surcharge Imposed by the said utility provider(s) for the respective utility(ies) provided.

                  8.1.1.2 "Other Operating Costs" shall mean all other expenses paid or incurred by Landlord for maintaining, operating and repairing the Building and the personal property used in conjunction therewith, including, without limitation, the costs of refuse collection, supplies, janitorial and cleaning services, window washing, landscape maintenance, seasonal plantings, services of independent contractors, parking lot services, compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Building, its equipment and the Land upon which it is situated, insurance premiums, licenses, permits and inspection fees, customary management fees (which shall be no greater than six [6%] per cent of the Building's gross rental income) legal and accounting expenses, real and personal property taxes, and any other expense or charge whether or not hereinbefore described which in accordance with generally accepted `accounting and management practices would be considered an ordinary expense of maintaining, operating or repairing the Building:

                  8.1.1.2.1 Depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices is excluded (except Operating Costs shall include amortization of capital improvements made subsequent to the initial development of the Building which are designed with a reasonable probability of improving, the operating efficiency of the-Building, provided that such amortization costs shall not exceed, expected savings in Operating Costs resulting from such capital improvements).

      8.1.2 "Calendar Lease Year" shall mean a twelve (12) month period beginning January 1 and ending December 31. "Partial Lease Year" shall mean any other period of time other than a full calendar year.

      8.1.3 "Actual Costs" shall, mean the actual expenses paid or incurred by Landlord for Operating Costs during any Calendar Lease Year of the term hereof.

      8.1.4 "Estimated Costs Allocable to the Premises" shall mean Landlord's estimate of costs allocable to the Premises for the following Calendar Lease Year to be given by Landlord to Tenant pursuant to
            Section 8.3 below.

8.2 Base Amount. The base Operating Costs allowable to the Tenant's Premises shall be the 2005 Base Year Operating Costs.

8.3 Additional Rent for Increases in Cost. Within 30 days prior to the commencement of each Calendar Lease Year (using calendar year 2005 as the "Base Year")-during the term hereof, Landlord shall furnish Tenant a written statement of the Estimated Costs Allocable to the Premises for such Calendar Lease Year, and a calculation of the Additional Rent as follows: One-twelfth (1/12) of the amount, if any, by which such amount exceeds the Base Amount shall be Additional Rent payable by Tenant as provided in Section 4 for each month during such Calendar Lease Year. If at any time or times during such Calendar Lease Year, it appears to Landlord that the Estimated or Actual Costs Allocable to the Premises will vary from Landlord's estimate by more than 5% on an annualized basis, Landlord may, by written notice to Tenant, revise its estimate for such Calendar Lease Year and Additional Rent payments by Tenant for such Calendar Lease year be based on such revised estimate.

8.4 Actual Costs. Within ninety (90) days after the close of each Calendar Lease Year during the term thereof, or as soon thereafter as practical, Landlord shall deliver to Tenant a written statement setting forth the Actual Costs allocable to the Premises during the preceding Calendar Lease Year. If such costs for any Calendar Lease Year exceed Estimated Costs Allocable to the Premises paid by Tenant to Landlord pursuant to the preceding Section 8.3, or exceed the Base Amount in the first lease year, Tenant shall pay the amount of such excess to Landlord as added Additional Rent within thirty (30) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the amount paid by Tenant to Landlord pursuant to the preceding Section 8.3, then the amount of such overpayment by Tenant shall be credited by Landlord to the next month's Rent payable by Tenant.

8.5 Determinations. The determination of Actual Costs and Estimated Costs shall be made by Landlord to most accurately reflect Operating Costs pertaining to the Tenant's premises. Tenant shall have opportunity to audit Actual Costs allocable to the Premises during the preceding lease year, at the Tenant's, sole cost and expense within ninety (90) days after presentation of such costs by Landlord. If said audit discloses a variance in Tenant's favor, of at least Twenty-five hundred and 00/100 ($ 2,500.00) dollars, the Landlord shall reimburse tenant for -the amount of said valiance and shall reimburse Tenant for the cost of the audit up to the amount of the audited discrepancy. Should the audit disclose a variance less than Twenty-five hundred and 00/100 ($2,500.00) dollars, then Landlord's sole obligation herein shall be to reimburse tenant for the amount of said variance.

8.6 End of Term. If this Lease shall terminate on a day other than the last day of a Year, the amount of any adjustment between Actual Costs and Estimated Costs Allocable to the Premises with respect to the Year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such Year in which such termination occurs to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord pursuant to Section 8.4 with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the statement of Actual Costs allocable to the Premises with respect to such Partial Year.

8.7 Further Adjustment. In the -event the average-occupancy level of the Building in any Lease Year was not ninety-five percent (95%) or more of full occupancy, then in making the calculations in 8.3 and 8.4 the Estimated Costs and Actual Costs for
            such year shall be proportioned among the Tenants by the Landlord to reflect those costs which would have occurred had the Building been ninety-five percent (95%) occupied during such year.

      8.8 Base Year. Notwithstanding anything to the contrary in this Section 8 or in Section 9, the Rent payable by Tenant shall in no event be less than the Rent- specified in Section 1.7 of this Lease.

      8.9 Non-Payment of Additional Rent. In the event of non-payment of the Additional Rent hereunder, Landlord shall have the same rights with respect to such non-payment as it has with respect to any other non-payment of Rent hereunder.

9.    REAL PROPERTY TAXES.

      9.1 "Real Property Taxes" under subsection 8.1.1.2 shall mean taxes on real property described in Paragraph 2-above and personal property (including all tenant improvement which are paid for by Landlord -and not reimbursed by Tenant) which are assessed as real property and have not-been paid by Tenant directly to the taxing authority, charges and assessments levied with respect to the Land, the Building, any improvements, fixtures and equipment, and all other property of Landlord, real or personal, used directly in the operation pf the Building and located in or on the Building or the Land; and any taxes levied or assessed in addition to or in lieu of, in whole or In part, such real property or personal property taxes, or any other tax upon leasing of the Building or rents paid or collected, but not including any federal or state income tax or franchise tax.

      9.2 Taxes on Improvements Paid for by Tenant and Not Reimbursed by Landlord. Tenant shall pay, prior to delinquency all personal property taxes payable with - respect to all property of Tenant located on the Premises or the Building and shall provide promptly, upon request of Landlord, written proof of such payment. As used in this Section 9.2 and Section 15.4 "Property of Tenant" includes improvements which are paid for by Tenant and not reimbursed by Landlord (and improvements originally paid for by Landlord, the costs of which are reimbursed by Tenant). In the event property of Tenant is assessed as real property, Tenant shall pay the taxes thereon as Additional Rent.

10. IMPROVEMENTS. Upon expiration or sooner termination of this Lease, all improvements and additions to the Premises, shall be deemed property of Landlord. Tenant shall be authorized to remove all of its personal property from the Premises and any of its fixtures and/or trade fixtures, upon expiration or sooner termination of this Lease, provided however that removal of its fixtures and/or trade fixtures may be removed without damage to the Premises. Tenant shall repair any damage or injury to the Premises caused by its removal of its fixtures and/or trade fixtures in a commercially reasonable manner.

11. CARE OF PREMISES. Tenant shall take good care of the Premises. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any plumbing or wiring without first obtaining the written consent of Landlord and, where appropriate, such work will be performed in accordance with plans and specifications approved by Landlord. Subject to Landlord's prior written approval, Tenant shall be authorized to change the locks controlling access to the Premises and install an alarm system necessary for its operation as a commercial bank. Tenant shall provide Landlord with necessary key(s) and alarm access codes, so as to allow ordinary and necessary access by Landlord to perform its Landlord obligations, as required by this Lease. All damages or injury done to the Premises or Building by Tenant or by any persons who may be in or upon the Premises or Building with the expressed implied consent of Tenant, including but not limited to the cracking or breaking of glass of any windows and doors, shall be paid for by Tenant and Tenant shall pay for all damage to the Building caused by acts or omissions of Tenant or Tenant's officers, contractors, agents, invitees, licensees, or employees except to the extent covered by the proceeds of Tenant's insurance, payable directly to Landlord. All normal repairs necessary to maintain the Premises in a tenantable condition shall be done by or under the direction of Landlord and at Landlord's expense except as otherwise provided herein. Landlord shall be the sole judge as to what repairs are necessary.

12. ACCEPTANCE OF PREMISES. The Tenant acknowledges that all Landlord Leasehold improvements to the Premises are complete as of the date of this Lease Agreement and by its execution of this Lease Agreement accepts both the condition and possession of the Premises.

13. SPECIAL IMPROVEMENTS. Tenant shall reimburse Landlord for Landlord's cost of making all special improvements requested by Tenant, including but not limited to counters, partitioning, electrical and telephone outlets and plumbing connections other than as shown on Exhibit D or other attachments hereto as being furnished by Landlord provided, however, Tenant shall not be obligated to pay for the cost of any special improvements made without a written request by Tenant to Landlord. Any costs to be reimbursed under this provision shall be paid to Landlord by Tenant within thirty (30) days of the receipt of the bill for said costs by Tenant.

14. ACCESS. Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the Premises or for the purpose of cleaning, repairing, altering or improving the Premises or the Building; however, said access shall be at such times mutually agreeable between the Landlord and Tenant, so as not to disturb Tenant's normal business use of the Premises. Landlord shall have access to the Premises at all times in the event of any emergency. Should access for any emergency arise, Landlord shall, if time permits, contact R. Rick Hart, as representative of Tenant, at his emergency number of (615) 668-1545, to notify him of the emergency. Nothing contained in this
      Section 14 shall be deemed to impose any obligation upon the Landlord not expressly stated elsewhere in this Lease. The Landlord shall not read, review or make copies of any documents(s) found in the Premises, nor, except for the sole purpose of purpose of preserving Tenant's records in case of emergency, the Landlord shall never take possession of any Tenant record or documents. To the extent that the Landlord becomes privy to any document(s) and/or records in or derived from the Premises, the Landlord shall respect the sensitive and confidential nature of any and all information contained therein and shall neither use or disclose such information except upon written request from Tenant in an attempt to recover or reconstruct said documents and/or records. Landlord shall, upon request from Tenant, return all documents and/or records that were in or derived from the Premises. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or release of Tenant from the duty of observing and performing any of the provisions of this Lease, provided however, that such closure shall not deny or unreasonably restrict Tenant's access to Premises. Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one hundred eighty
      (180) days prior to the expiration or sooner termination of the lease term. Landlord agrees that showing of the Premises to prospective tenants shall occur upon reasonable advance notice to Tenant. Tenant shall have the option of to have its representative present at time of showing. Landlord shall schedule said showing(s) during Tenant's regular business hours, at a mutually agreeable time and date, and shall take use its best effort to schedule said showing(s) so as to not be disruptive of Tenant's business.

15.   DAMAGE OR DESTRUCTION.

      15.1 Damage Repair. If the Premises shall be destroyed or rendered untenantable, (either wholly or in part) by fire or other casualty, Landlord may, at its sole option, to the extent that insurance proceeds are available and not applied against any mortgage debt, restore the Premises to their previous condition, or terminate this Lease without further liability to either party, except to the extent of Tenant's negligence in connection with such fire or casualty. Should Landlord elect to terminate this Lease, as herein permitted, Landlord shall reimburse Tenant's relocation expense up to the sum of fifteen thousand and 00/100 ($15,000.00) dollars divided by the number of remaining full months remaining in the Lease Term (or Renewal Period, as may be applicable). If Landlord elects to restore the Premises, the monthly Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, and this Lease shall continue in full force and effect, if the damage is due, directly or indirectly, to the fault or neglect of Tenant, or its officers, contractors; licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of Rent, except to the extent Landlord receives proceeds from any applicable insurance policy to compensate Landlord for loss of Rent.

      15.2 Termination for Material or Uninsured Damages. If the Building shall be destroyed or damaged by fire or other casualty insured against under Landlord's fire and extended coverage insurance policy to the extent that more than ten percent (10%) thereof is rendered untenantable or in the -case the Building shall be -materially destroyed or damaged by any -other casualty other-than those covered- by such insurance policy, notwithstanding that the Tenant Premises may be unaffected directly by such destruction or damage, Landlord may at Its election, with prior written consent of any first mortgagee, terminate this Lease by notice in writing to Tenant within sixty (60) days after such destruction or damage. Such notice shall be effective thirty (30) days after receipt thereof by Tenant. Should Landlord elect to terminate this Lease, as herein permitted, Landlord shall reimburse Tenant's relocation expense up to. the sum of fifteen thousand and 00/100 ($15,000.00) dollars divided by the-number of remaining full months remaining in the Lease Term (or Renewal Period as may be applicable).

      15.3  Business Interruption. Other than rental abatement provided in
            Section 15.1, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Premises; however, should the Premises be destroyed or rendered untenantable, (either wholly or in part) by fire or other casualty; including utilities, due to no fault on the part of Tenant, then Landlord shall give tenant a credit for any day(s) during which the Tenant is unable to conduct the operation of its business- at the Premises ("Deprived Days"). Should there occur forty-five (45) consecutive Deprived Days in any twelve (12) month period or seventy-five (75) consecutive Deprived Days in any twenty-four (24) month period, then Tenant shall have the option to terminate this Lease and have no further obligations herein. Landlord shall reimburse Tenant's relocation expense up to the sum of fifteen thousand and 00/100 ( $15,000.00) dollars divided by the number of remaining full months remaining in the Lease Term (or Renewal Period, as may be applicable). Landlord shall use its best efforts to effect repairs and restoration in a prompt manner.

      15.4 Insurance. Landlord shall not be required to carry any insurance on property of Tenant as defined in subsection 9.2 of this Lease or on Tenant's furniture, furnishings, equipment or trade fixtures and Landlord (except as provided by law by reason of negligence) shall not be obligated to repair any damage thereto or replace the game. Tenant agrees to obtain such insurance on Tenant's property at Tenant's own expense.

16. WAIVER OF SUBROGATION. Whether the loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees or any other cause, Landlord and Tenant to each herewith and hereby release and relieve the other, their agents, or employees, from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in the Building, arising out of or incident to the perils which are covered by their respective fire insurance policies, with extended coverage endorsements, or (ii) loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils which maybe covered by the business interruption insurance policy and by the loss of rental income insurance policy held by Landlord or Tenant. Each party shall cause its insurance carriers to consent to such waiver of all rights or subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

17.   INDEMNIFICATION AND LIABILITY INSURANCE.

      17.1 Tenant shall indemnify Landlord after completion of Tenant's improvements and upon commencement of Lease Term and save it harmless from and against any and all liability, damages, costs, or expenses, including reasonable attorneys' fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building or arising from any breach or default under this Lease by Tenant or arising from any accident, injury or damage howsoever caused by Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, to any person or property, occurring in or about the Building or premises. This provision shall not be construed -to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the gross negligence, or willful misconduct of Landlord or of its officers, contractors, licensees, agents, employees, or invitees.

      17.2 Landlord shall indemnify Tenant upon commencement of Lease Term and save it harmless from and against any and all liability, damages, costs, or expenses, including reasonable attorneys' fees, arising from any act, omission, or negligence of Landlord or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Building arising from any accident, injury or damage howsoever caused by Landlord or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, to any person or property, occurring In or about the Building. This provision shall not be construed to make Landlord responsible for loss, -damage, liability or expense resulting from injuries to third parties caused by the negligence or willful misconduct of Tenant or its officers, contractors, licensees, agents, employees, or invitees.

      17.3 Tenant shall, at the Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be in the amount of not less than One Million Dollars ($1,000,000) for injury or death of one -person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000) for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at lease Three Million Dollars ($3,000,000). The limit of any such insurance shall not limit the liability of the Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlord's protective liability endorsement attached thereto. If Tenant fails to procure and maintain said insurance, Landlord. may, but shall not be required to, procure end maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A:xiii or better in "Best's Key Rating Guide." Tenant shall deliver to Landlord certified copies of policies or certificates of liability insurance required herein with loss payable clauses satisfactory to Landlord prior to the commencement of each lease year. No policy shall be cancelable or subject to reduction of coverage, without written notice at least thirty (30) days in advance that said A policy is to be canceled. All, such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry and shall be written with an insurance carrier satisfactory to Landlord. Tenant shall provide Landlord a copy of Tenant's current insurance policy(ies) and upon its approval thereof, Landlord agrees that Tenant shall not be required to provide Landlord antiquated or unreasonably expensive endorsement(s) to said policy(ies).

      17.4 Landlord shall, at the Landlord's expense, obtain and keep in force during the term of this Lease, a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Building. Such insurance shall be in the amount of not less than One Million Dollars ($1,000,000) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000) for injury or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord against liability for property damage of at lease Three Million Dollars ($3,000,000). Landlord may provide this insurance under a blanket policy. Insurance hereunder shall be in companies rated A:xiii or better in "Best's Key Rating Guide."

18.   ASSIGNMENT AND SUBLETTING.

      18.1 Assignment or Sublease. Tenant shall not sell, assign, mortgage or transfer this Lease, sublet the Premises or any part thereof or allow any transfer by operation of law. Tenant shall, by written notice, advise Landlord of its desire from, on and after a stated date (which shall not be less than thirty (30) days nor more than forty-five (45) days after the date of Tenant's notice) to assign, or sublet any part or all of the Premises for any part of the term hereof. Such notice by Tenant shall state the name and address of the proposed assignor or subtenant, and Tenant shall deliver to Landlord a true and, complete copy of the proposed assignment or sublease with said notice. Landlord will not withhold unreasonably its consent to-Tenant's assignment or subletting, the Premises specific in said notice (provided that all prorata increases in Rent under a sublease shall be paid to Landlord); however, any such consent shall be subject to Landlord's approval of the creditworthiness of the proposed assignee or sub-lessee.

      18.2 Sublease Obligations. Any subletting hereunder by Tenant shall not result in Tenant being released or discharged front any liability under this Lease. As a condition of Landlord's prior written consent as provided for in this paragraph, the subtenant or subtenants shall agree in writing to comply with and, be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each sublease and an agreement of said compliance by each subtenant.

      18.3 Void Assignment or Subletting. Any sale, assignment, mortgage, or transfer of the Lease or subletting which does not comply with the provisions of this paragraph shall be void.

19. ADVERTISING. Tenant shall not inscribe. any inscription, or post, place, or in any manner display any sign; graphics, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible (either directly or. indirectly as an outline or shadow on a glass pane) from anywhere outside Tenant's occupied area or at the entrance to Premises without first obtaining Landlord's written consent thereto; such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant will remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Building caused thereby.

20. LIENS AND INSOLVENCY. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant indemnifies and holds Landlord harmless from any liability for such liens, including, liens arising from work performed pursuant to Exhibit D. If Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver or assignee or other liquidating officer is appointed for the business of Tenant, then Landlord may terminate this Lease and Tenant's right of possession under this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. Landlord warrants that Tenant shall enjoy the right of quiet enjoyment as long as Tenant is not in default under the terms and conditions of this Lease. Tenant shall have the option to terminate this Lease should Landlord be adjudicated insolvent or if a petition in bankruptcy is filed by or against the Landlord.

21. DEFAULTS. Time is the essence hereof, and it shall be deemed a default if Tenant shall violate or breach or fail to keep or perform any covenant, agreement, term or condition of this Lease, including without limitation Tenant's obligation to make any -and all payments due under this Lease, whether or not such payments are defined as Rent or Additional Rent, and if such default or violation shall continue or shall not be remedied within at least ten (10) days (or, if no default in the Rent; Additional Rent or any other payments due hereunder is involved, within twenty (20)
      days) after notice in writing thereof is given by Landlord to Tenant, specifying the matter claimed to be in default, Landlord, at its option, may immediately declare this Lease terminated, and all Tenant's rights hereunder shall be terminated. Landlord may re-enter the Premises using such force as may be necessary, and repossess itself thereof, as of its former estate, and remove all persons and property from the Premises. Notwithstanding any such re-entry, the liability of Tenant for the full Rent, Additional Rent and other payments provided for herein shall not be extinguished for the balance of this Lease, and Tenant shall make good to Landlord any deficiency arising from such re-letting of the Premises, plus the costs and expensed of renovating, altering arid reletting the Premises, and including attorney's and/or broker's fees incident to Landlord's re-entry or reletting. Tenant shall pay any such deficiency each month as the amount thereof is ascertained by Landlord or, at Landlord's option, Landlord may recover, in addition to any other sums, the amount at-the time of judgment by which the unpaid Rent, Additional Rent and other payments for the balance of the term after judgment exceeds the amount thereof which Tenant proves could be reasonably avoided, discounted at the rate of. five percent (5%). In reletting the Premises, Landlord may grant Rent concessions and Tenant shall not be credited therefore. In addition, Landlord shall have the right to payment an amount equal to the Base Rent, a reasonable estimate of the Additional Rent, and other sums due hereunder which would have been due and payable during the remaining term of this Lease, less any amounts by which Landlord is obligated to mitigate such damages, discounted at the then effective prime or base lending rate of Capital Bank & Trust in Nashville. Nothing herein shall be deemed to affect the right of Landlord to recover for indemnification under Section 17 herein arising prior to the termination of this Lease. In addition to the remedies for Tenant default provided herein, Landlord shall have any and all other rights at law or in equity in the event of Tenant's, default; however, any lockout of the Tenant from the Premises shall occur only after notification of the Federal Deposit Insurance Corporation (Phone 901-685-1603); the Tennessee Department of Financial Institutions (Phone 615-741-2236); and, receipt of court approval authorizing the same.

22. PRIORITY. Upon demand by Landlord or the holder of any first mortgage or deed of trust now existing or that may hereafter be placed upon the Premises or the Building, Tenant will execute an Agreement of Subordination of Mortgage. Tenant agrees that this Lease shall be subordinate to any mortgage or deed of trust now existing or hereafter placed upon the Premises or the Building, including any and all advances to be made thereunder, and interest thereon, and all renewals, replacements or extension thereof. Not withstanding said subordination, this Lease shall be subject to any and, all rights-of any mortgagee pursuant to its rights of foreclosure and power of sale under said mortgagee's deed of trust. Upon demand by Landlord or any mortgagee as defined above, Tenant shall execute and deliver subordination and attornment agreements satisfactory in form and substance to such mortgagee, as used in the Nashville, Tennessee commercial mortgage banking industry, subject to Tenant's, quiet enjoyment of the Premises so long as Tenant is not in default of its obligations under this Lease.

23. SURRENDER OF POSSESSION. Upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear excepted.

24. REMOVAL OF PROPERTY. Tenant shall remove all of its moveable property and trade fixtures which can be removed without damage to the Premises at the termination of this Lease either by expiration of term or other cause, and shall pay Landlord any reasonable damages for injury to the Premises or Building resulting from such removal. If Tenant shall fail to remove any of its property of any nature whatsoever from the Premises or the Building at the termination of this Lease or when Landlord has the right of re-entry; Landlord may, in accordance with the provisions of applicable statutes covering commercial landlord and tenant matters, remove and store said property without liability for loss thereof or damage thereto, such storage to be for the account and at the expense of Tenant, if Tenant shall not pay the cost of storing any such Property after it has been stored for a period of thirty (30) days or more Landlord may, at its option, sell, or permit to be sold, any or all such property at-public or private sale, in such manner and at such times and places as Landlord, in its sole discretion may deem proper, without notice to Tenant, unless notice is required under applicable statutes, and shall apply the proceeds of such sale; first, to the cost and expense of such sale, including reasonable attorney's fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant. Tenant shall remain liable for any differences.

25. NON-WAIVER. Waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition; or of any subsequent breach of the same or any other term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted by Landlord, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

26. HOLDOVER. If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable state law. During such tenancy, Tenant agrees to pay Landlord the fair market value -for the Premises which shall be reasonably determined by Landlord but in no event less than the amount paid in the last month of the expired term and to be bound by all of the terms, covenants and conditions herein specified, so far as applicable.

27.   CONDEMNATION.

      27.1 Substantial Taking. If twenty percent (20%) or more of the Premises or of such portions of the Building as may be, required for the reasonable-use of the Premises, are taken by eminent domain or sale under threat of condemnation by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemnation authority, and all Rents, Additional Rents, and other payment shall be paid to that date.

      27.2 Partial Taking. In case of a taking of less than twenty percent (20%) of the Premises, or a portion of the Land not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect; unless the reduction inhibits reasonable use of or access to the Premises and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such rent reduction to be effective as of the date title to such portion vests in the condemnation authority.

      27.3 Awards and Damages. Landlord reserves all rights to damages to the Premises for any partial or entire taking by, eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or awards, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property, including Tenant's leasehold improvements to the Premises which were in fact paid for by Tenant (not including Tenant's leasehold interest), provided that such damages may be claimed only if they, are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

28.   NOTICES.

      28.1 Addresses. All notices under this Lease shall be in writing and deliverable in person or sent by registered or certified mail to Landlord and to Tenant at the addresses provided in Section 1.8 and to the holder of any first mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time, be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given three days after the date of such mailing.

      28.2 Additional Notice Required of Tenant. Tenant agrees to give to Mortgagees and/or Trust Deed Holders, by registered mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Lease, or otherwise) of the addresses of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty
            (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

29. COSTS AND ATTORNEYS FEES. In the event of any action for any relief, declaratory or otherwise, arising out of, this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder, or possession of the Premises, the relenting party shall pay a reasonable sum for court costs and the prevailing party's reasonable attorneys' fees in such suit, at trial and on appeal, and such attorneys' fees shall be deemed to have accrued on the commencement of such action.

30. LANDLORD'S LIABILITY. Anything in this Lease to the contrary notwithstanding, the covenants, undertakings and agreements herein made-on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and Building, but are made and intended for the purpose of binding only the Landlord's interest in the Premises and Building, as the same may, from time to time, be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against Landlord or their respective heirs, legal representatives, successors and assigns on account of the Lease or on account of any covenant, or undertaking or agreement of Landlord contained in this Lease.

31. ESTOPPEL CERTIFICATES. Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating the date this Lease was executed and the date it expires; the date Tenant entered into occupancy of the Premises; the amount of minimum monthly rent and the date to which such rent has been paid; and certifying the following: If true and applicable, that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied, including but without limitation, all co-tenancy requirements, if any; that all required contributions by Landlord to Tenant, on account of Tenant's improvements have been received; that on this date there are no existing defenses or offsets which the Tenant has against the enforcement of this lease by the Landlord; that no Rent has been deposited with Landlord for more than one (1) month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under the terms of this Lease (or, if so, the amount thereof). It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser or Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within twenty (20) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted to the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee, and that this Lease is in full force and effect, that the security deposit is as stated in this Lease, and that not more than one month's rent has been paid in advance.

32. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer or transfers of Landlord's interest in the Premises or the Building other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligation and liabilities on the part of Landlord accruing from and after the date of such transfer (provided that the transferee shall assume in writing all obligations of Landlord to Tenant herein), and Tenant agrees to attorn to the transferee, and the transferee agrees to continue to be bound by this Lease and assume any and all obligations and liabilities existing before or after the date of transfer.

33. RIGHT TO PERFORM. If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent required to be paid by it hereunder or shall fall to perform any other act on its part to be performed hereunder, and such failure shall continue, after written notice thereof by Landlord, for twenty (20) days Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the, same rights and remedies in the-event of the non-payment of sums due under this Section as in the case of, default by Tenant in the payment of Rent.

34.   SUBSTITUTED PREMISES. This item has been intentionally omitted.

35.   GENERAL.

      35.1 Headings. The title to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. This Lease shall be construed and governed by the laws of the State of Tennessee.

      35.2 Heirs and Assigns. All of the covenants, agreements, terms and conditions contained in this Lease shall Inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

      35.3 No Brokers. Tenant represents and warrants to Landlord that it has not engaged any broker, finder, or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease, other than ProVenture Commercial Real Estate, LLC and Southeast Venture, LLC and shall indemnify and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted, by any other broker, finder, or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this Section 35.3 shall not apply to brokers with whom Landlord has an express written broker agreement. Tenant is not-liable for any compensation to Brokers. Landlord agrees to pay to Southeast Venture, LLC, as Tenants broker, a four (4%) per cent cash-out commission on the total rental payments of the initial term, payable one-half (1/2) upon Lease execution and one-half (1/2) at time of Tenant occupancy. Landlord further, agrees to pay Southeast Venture llc, a brokerage commission equal to two (2%) per cent of the gross rental income for the Renewal Term Lease Period, said commission to be payable within fifteen (15) days after of Tenant's commencement of the Renewal Term Lease Period.

      35.4 Entire Agreement. This Lease contains all covenants and agreements between Landlord, and Tenant relating in any manner to the Rent, use and occupancy of the Premises and Tenant's use of the Building and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

      35.5 Severability. If any clause or provision of this Lease is or becomes illegal, invalid or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the Lease shall not be affected thereby, unless such invalidity is, in the sole determination of Landlord, essential -to the rights of both parties, in which event Landlord has the right to terminate this Lease on written notice to Tenant.

      35.6 Late Charges. Tenant hereby acknowledges that late payment to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sum due from Tenant is not received by Landlord or Landlord's designated agent within ten (10) days after its due date, then Tenant shall pay to Landlord a late charge equal to five (5%) percent of the amount due as of the first day of the month in which said rent becomes past due end a like sum for each month any said sum remains unpaid, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay rent and/or other charge when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that the Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or stop Landlord from exercising any of the other rights and remedies granted hereunder.

35.7 Force Majeure. It shall not be a default hereunder, nor shall Tenant be entitled to any abatement or rent, nor shall there be deemed a constructive eviction, if Landlord's performance is prevented due to circumstances beyond the Landlord's control, including without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife.

35.8 Homestead Redemption and/or Exemption Rights. Tenant hereby waives and renounces for itself any and all homestead, redemption and/or exemption rights which it may have under or by virtue of the Constitution and Laws of the United States and the State of Tennessee and any other state as against any debt Tenant may owe Landlord under this Lease, and Tenant hereby transfers, conveys and assigns to Landlord all homestead, redemption or exemption rights which may be allowed or set apart to Tenant including such as may be set apart in any bankruptcy proceedings, to pay any debt Tenant may owe Landlord hereunder.

35.9 No Waiver. No failure or delay of either party to this Lease-to exercise any right or power given it herein or to insist upon strict compliance with any obligation imposed on it herein, and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by either party of any right it has herein to demand strict compliance with the terms hereof. No officer, agent, or employee of either party has or shall have any authority to waive any provisions of this Lease unless such waiver is expressly made in writing and signed by art authorized officer of said party.

35.10 Time of Essence. Time is of the essence of this Lease.

35.11 No Estate In Land. This Lease shall create the relationship of Landlord and Tenant between Landlord and Tenant; no estate shall pass out of Landlord and Tenant has only a usufruct which is not subject to levy and sale.

35.12 Construction. This Lease shall be construed under the laws of the State of Tennessee.

35.13 No Access to Roof. Tenant shall have no right of access to the roof of the' Premises or the Building and shall not install, repair or replace any aerial, fan, air-conditioner or other device on the roof of the Premises of the Building without the prior written consent of Landlord. Any aerial, fan, air-conditioner or other device installed without such written consent shall be subject to removal, at Tenant's expense, without notice, at any time. By its execution herewith, Landlord specifically permits Tenant access to the roof for the sole purpose of installing and maintaining reasonable ordinary and necessary antenna and/or communications equipment for use in Tenants operations. Tenant shall be liable and responsible to Landlord for any and all damage resulting from its installation, maintenance and/or use of its equipment on the roof.

35.14 Parking. Landlord shall provide one (1) assigned space within the interior parking lot of the Building. In addition to said interior parking space provided above, the Landlord shall also provide one (1) free parking space, within the outside parking lot, for each eight hundred (800) rentable square feet of space leased by Tenant within the Building. Additional outside lot spaces may be leased by Tenant, as available, at the rate of $15.00 per space per month. Additional interior parking spaces within -the Building, may be leased by Tenant as available, at the rate of $35.00 per space per month.

35.15 Option to Renew. Tenant shall have the option to extend the lease for one
      (1) additional five (5) year term ("Renewal Period") subject to Tenant giving the Landlord not less than six months written notice prior to the end of the Expiration Date, as specified in Section 1.6 herein, of its intent to exercise said Option. The Base Rental Rate for the Renewal Period shall be $15.50 per rentable square foot and shall be increased by 2.5% each year of the Renewal Period.

35.16 Right of First Refusal. Tenant shall have a right of first refusal on any additional available space within the Building, from to time, as said additional space shall become available. Said right of first refusal shall be subject to and conditioned upon the existing tenant vacating said space. Landlord shall make Tenant aware of any space within the Building that will be vacated by an existing tenant and the date said space shall be available to Tenant. Upon Landlord's notification, Tenant shall notify Landlord in writing of its intent to lease such space within ten (10) days after the date of Landlord's notice. In addition thereto, Tenant must execute an amendment, within fifteen (15) days of Landlord's notice, incorporating the additional space into the terms of this Lease Agreement. Time shall be of the essence and failure of the Tenant to timely respond to the response and execution periods herein recited, shall be interpreted by Landlord to indicate that Tenant has no interest in such space and the said right of first refusal shall expire and shall become null and void.

35.17 Landlord's Right to Relocate. At anytime during the initial term, or the Renewal Period, if applicable, of this Lease, Landlord shall have the right to relocate the Tenant to substitute space (the "Substitute Space") within the Building (or into a new office building, if one is built contiguous to the 1808 West End Building), should Landlord elect to alter the current office use of the 1808 West End Building, for any reason. Landlord shall provide Tenant at least one hundred eighty (180) days written notice of Landlord's decision to relocate Tenant. Such relocation shall be to an equivalent or better class of space and facility, either within the existing Building, or the new office building, if built, contiguous the 1808 West End building. All Substitute Space shall be located on a single floor. Landlord shall provide Tenant; (1) with an allowance of $15,000.00 to be utilized for the moving expenses, including all costs related to moving and setting up telephone and computer systems; and, (2) shall improve and/or redecorate the-Substitute Space to match the interior finish of the original space being vacated by the Tenant. Such relocation will be at the same rent and terms as under this Lease Agreement. Landlord further reserves the sole and absolute right to relocate the parking space(s) of Tenant to an alternate suitable location, at any time for any reason it deems necessary, so long as the Landlord maintains at all times and provides Tenant, the exclusive use of one (1) free parking space per eight hundred (800) rentable square, feet of space leased by Tenant within the Building, said parking to be located on or contiguous to, the 1808 West End Building property.

36. Landlord's Representations, Warranties and Covenants. Landlord hereby represents and warrants to the Tenant that Landlord owns the Office Building; that it has good right and power to enter into and perform the terms of this Lease; that it is not insolvent and that it will not be rendered insolvent by the execution, delivery and/or performance of this Lease; that the Landlord's execution, delivery and performance of this Lease, does not violate any document of the Landlord or any contract; agreement or covenant by which the Landlord is bound; that the Landlord has the financial capacity to perform its obligations under this Lease; that it has no obligation to convey this property to any person or entity; that the Landlord has obtained, or shall obtain, all licenses, certificates and approvals that It needs or should have to operate the Building and the Land on which it is located; in a safe, sound and lawful manner; that to Landlord's best belief and knowledge, that neither the Building nor the Land on which it is located is contaminated by any hazardous substances or contains any other threat or danger to human health or well being; and, that, if required by applicable governmental agencies, the Building and the Premises (including its bathrooms) will be in compliance with all applicable code requirements (including building and fire codes) and other applicable legal requirements, including the Americans With Disabilities Act. The Landlord covenants and agrees that it will operate the Building and the Land on which it is located in a safe and sound manner, in compliance with all applicable laws, rules, regulations and code requirements; that it will not use, manufacture or store, or knowingly permit the use, manufacture or storage of hazardous substances in the Building or on the Land on which it is located; that it will not convey the property or management of the property to any person or entity that does not have the demonstrable financial and managerial ability to perform Landlord's obligations under this Lease; and, that it shall keep the Building and the Land on which it is located insured for a commercially reasonable amount in amounts consistent with the requirements of this Lease.

37. Landlord's Default. Should the Landlord knowingly violate any material term or provision of this Lease, or if Landlord knowingly permits any person, who is not an employee, invitee and/or guest of the Tenant, to violate Tenant's quiet and peaceful enjoyment of the Premises, then the Landlord shall, upon written notice from Tenant of said violation, take any and all steps necessary to cure any said violation(s) within thirty (30) days, or as soon as commercially feasible thereafter, of receipt of written notice, from Tenant. Should Landlord fail to cure the default within the time recited herein, the Tenant may bring suit for damages and/or bring suit to terminate this Lease.

38. Limitation of Financial Services Tenants. During the Lease Term (including any Renewal Period), there shall be no other tenant, excluding existing tenants, located in the Building, who as its principal activity or business, the operation of a commercial bank, savings bank, savings and loan association and/or mortgage company.

39. Nondiscrimination against Tenant. The Landlord shall take no action and shall not willingly suffer any omission that discriminates against the Tenant. -

40. FDIC Requirements. This Lease shall be subject to any right of the federal Deposit Insurance Corporation to assume or reject the Lease in the event that the FDIC is appointed receiver for Tenant.

Should any provisions contained in this -Lease conflict with any provision recited in the Rules and Regulations attached hereto as Exhibit C, the provisions of the Lease shall prevail.

IN WITNESS WHEREOF, This Lease has been executed the day and year set forth above.

LANDLORD:                             KATHRYN ANN PROPERTIES, G.P.

                                      By: /s/ Michael D.Shmerling
                                          ------------------------------------

                                      Title: General Partner

TENANT:                               CAPITAL BANK & TRUST COMPANY

                                      By: /s/ R. Rick Hart
                                          ------------------------------------

                                      Title: Chairman, President & CEO

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Land in Davidson County, Tennessee, being Lots No. 128 and 129 on the Plan of Boyd Home Tract of record in Plat Book 21, Page 39, Register's Office for Davidson County, Tennessee, to which plan reference is made for a more complete description.

      Said Lots no. 128 and 129 adjoin and front together 100 feet on the northerly side of West End Avenue, as widened, and run back between parallel lines 160 feet, more or less, to an alley.

                                    EXHIBIT B

                          (FLOOR PLAN OF THE PREMISES)

                                   (SUITE 600)

[diagram]

                                    EXHIBIT C

                              RULES AND REGULATIONS

      (1) ACCESS TO BUILDING. On Saturday, Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 7:00 A.M. the following day, access to the building and/or to the halls, corridors, elevators or stairways in the building may be restricted and access shall be gained by use of a key to the outside doors of the building. Landlord may from time to time establish security controls for the purpose of regulating access to the Building. The Tenant shall abide by all such security regulations so established.

      (2) PROTECTING PREMISES. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all -water faucets and lights in the Premises.-

      (3) BUILDING DIRECTORIES. The directories of the Building shall be used exclusively for the display of the name and location of the Tenants only and will be provided at the expense of the Tenant. Any additional names requested by Tenant to be displayed in the directories must be approved by the Landlord and, if approved, will also be provided at the sole expense of the Tenant.

      (4) LARGE ARTICLES. Furniture, freight and other large or heavy articles may be brought into Building only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility. All damage done to the Building by moving or maintaining such furniture, freight or articles shall be repaired at the expense of Tenant. All large furniture, equipment, cartons and similar large articles desired to be removed from the Premises or the Building shall be listed by the Tenant with the Landlord and a removal permit therefore shall be obtained from the Landlord.

      (5) SIGNS. Tenant shall riot paint, display, inscribe, maintain or affix any sign, placard, picture advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing which approvals shall not be unreasonably withheld or delayed. Landlord reserves the right to remove at Tenant's expense all matter other than that above provided for without notice to Tenant. -

      (6) ADVERTISING. Tenant shall not in any manner use the name of the Building for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Building, or the name 1808 West End Building in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing; provided that Landlord's consent shall not be required for any of the foregoing uses if for the purpose of identifying the location of Tenant's business.

      (7) COMPLIANCE WITH LAWS. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which is forbidden by law, ordinance, governmental regulation or order or direction of applicable public authority, or which may be dangerous to person or property.

      (8) HAZARDOUS MATERIALS. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate or which if bought in would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein which shall not comply with all rules, orders, regulations or requirements or any organization, bureaus, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation. To Landlords best belief and knowledge, neither the Building nor the land on which it is located, is contaminated by hazardous materials or has been used for storage of hazardous substances. Landlord shall not use, manufacture, store or permit, the use of any hazardous materials in the Building.

      (9) DEFACING PREMISES AND OVERLOADING. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls, blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color material and make thereof is approved by the Landlord, and Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, drive nails, screws or other fasteners into or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord, which approvals and consents shall not be unreasonably withheld. Tenant shall not overload any floor or part thereof in the Premises, or-any facility in the Building or any public corridors or elevators therein bringing in or removing any large or heavy articles and the Landlord may direct and control the location of safes and all other heavy articles and, if considered necessary by Landlord, require supplementary supports at the expense of the Tenant of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

      (10) OBSTRUCTION OF PUBLIC AREAS. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through service doors or in or on freight elevator, and Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything,- in, or obstruct in any way, any sidewalk, court, passageway, entrance, or shipping area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any. time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in judgment of Tenant shall be prejudicial to the safety, character, reputation and. Interests of the Building and its tenants provided, however, that nothing herein contained shall be construed-to prevent such access to persons with whom Tenant deals within ,the normal course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. -

      (11) ADDITIONAL LOCKS. Tenant shall not attach or permit to be attached additional Jocks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided -by Landlord, except as may: be approved by Landlord in writing. Landlord shall provide one (1) key for each of Tenant's designated employees for each access door lock to the Premises installed by Landlord, if more than one key for is desired, Landlord will provide them upon payment therefor by Tenant. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys to the Premises.

      (12) COMMUNICATIONS OR UTILITY CONNECTIONS. If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a substantial amount of electrical current without the advance written consent of the Landlord, and the Tenant shall ascertain from the Landlord the maximum amount of load or demand for or use of electrical current which' can safely be permuted in the Premises; taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants of the Building, and shall not many event connect a greater load than such safe capacity. Approvals and consents required pursuant to this paragraph shall not be unreasonably withheld.

      (13) OFFICE OF THE BUILDING. Service requirements of Tenant will be attended to only upon application at the management company's office, Kathryn Ann Properties, G.P. Employees of Landlord shall not perform any work or do anything outside of their duties unless under special instruction from the Landlord.

      (14) OUTSIDE SERVICES. No Tenant shall obtain for use upon the Premises ice, drinking water, towel and other similar services on the Premises except at the hours under regulations fixed by the Landlord.

      (15) TOILET ROOMS. The toilet rooms, toilets, urinals, wash bowls and the other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

      (16) INTOXICATION. Landlord reserves the right to exclude, or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do, any act in violation of any of the rules and regulations of-the Building.

      (17) VENDING MACHINES. No vending machines of any description shall be installed, maintained or operated without the written consent of Landlord. Landlord reserves all vending rights to the Building.

      (18) NUISANCES AND CERTAIN OTHER PROHIBITED USES. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises;
(b) carry on any mechanical business in or about the Premises or Building any article, thing or service except those ordinarily embraced within the permitted use of the Premises specified in Paragraph 6; (c) use the Premises for housing, lodging, or sleeping purposes; (d) permit preparation or warming of food - for sale - In trade or business in the Premises or permit food to be brought into the Premises except for consumption therein, except by express permission of Landlord; (e) place any radio or television antennae-on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises; (f) operate or permit to be operated any musical or sound producing instrument or device inside or outside-the Premises which may be heard outside the Premises; (g) use any illumination or power for the operation of any equipment -or device other than electricity; (h) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception, from or in the Building or elsewhere;
(i) bring or permit to be in the Building Complex any bicycle or other vehicle, or dog (except in the company of a blind person) or other animal or bird; (j) make or permit any objectionable noise or odor to emanate from the Premises; (k) disturb, solicit or canvass any occupant of the Building; (l) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building; or (m) throw or permit to be thrown or dropped any article from any window or other opening in the Building.

      (19) SOLICITATION. The Tenant shall not take any room-to-room canvass to solicit business from other Tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified herein.

      (20) ENERGY CONSERVATION. The Tenant shall not waste electricity, water, heal or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized building personnel) of any controls. The Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are open-able may be opened with Landlord's consent which consent shall not be unreasonably withheld.

      (21) TERMINATION. The Tenant, upon the termination of the tenancy, shall deliver to the Landlord all the keys of offices, rooms and toilet rooms which have been furnished the Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

                                    EXHIBIT D

                     AGREEMENT REGARDING TENANT IMPROVEMENTS

This Agreement Regarding Tenant improvements ("TI Agreement") is being entered into by and between Kathryn Ann Properties G P. ("Landlord") and Capital Bank & Trust Company ("`Tenant") in connection with that certain Lease Agreement between Landlord and Tenant entered into as of even date herewith ("Lease"). Capitalized terms not otherwise defined herein shall have the same meaning as in the Lease. This TI Agreement is a part of the Lease and shall be incorporated therein.

      1. The plans for Tenant improvements, including the installation of a kitchenette for the use of Tenant's employees, have been approved by Tenant and Landlord (the "Tenant Plans"). Tenant shall be entitled to designate, subject to the written approval of the Landlord, the licensed contractor selected to perform the Tenant build-out; however, such designation shall not increase the Landlord's build-out allowance recited in item 3, below. Without limiting the generality of the foregoing, the Build-Out shall include all architectural fees, blueprints, supplies, installations, construction and finishing of the Premises in connection with the Tenant Plans.

      2. Tenant's contractor shall perform or arrange for the performance of all Build-Out work hereunder. All Build-Out work shall be performed in accordance with all applicable laws, statutes, codes and ordinances, and sound architectural and construction practices consistent with those commonly utilized and followed for first class office buildings similar to the Building.

      3. Landlord shall provide a $10,000.00 allowance to Tenant to be used towards the Build-Out of the Premises. Landlord shall pay the allowance directly to the Tenant. Landlord agrees to within thirty (30) days after Tenant has received its Use and Occupancy Permit. Tenant shall be responsible to pay for all costs and expenses incurred in connection with the Build-Out that exceed the allowance provided by Landlord, including payment of contractors, subcontractors and architects. All Build-Out improvements shall remain with the Premises upon vacating of the Premises by Tenant, at the end of the lease term or any extension or renewal thereof. -

IN WITNESS WHEREOF, This Agreement has been executed the day and year first above set forth.

LANDLORD:                               KATHRYN ANN PROPERTIES, G.P.

                                        By: /s/ Michael D. Shmerling
                                            -----------------------------------

                                        Title: General Partner

                                        Date:  2/16/05

TENANT:                                 CAPITAL BANK & TRUST COMPANY

                                        By: /s/ R. Rick Hart
                                            -----------------------------------

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                                               ________________________________

                                        Title: Chairman, President & CEO

                                        Date:  February 16, 2005

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